UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2020

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310, Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 28, 2020, XOMA Corporation (the “Company”), issued a press release announcing that NIS793, an anti-TGFb monoclonal antibody licensed from the Company pursuant to a License Agreement between the Company and Novartis Pharma AG (formerly known as Novartis International Pharmaceutical Ltd.) (“Novartis”), dated September 30, 2015 (the “License Agreement”), has advanced to the Phase 2 development stage, triggering a $25 million milestone payment from Novartis. The Phase 2 clinical trial (NCT04390763) is designed to assess the efficacy and safety of NIS793 in first-line metastatic pancreatic ductal adenocarcinoma.

The Company expects that approximately $7.3 million of the anticipated NIS793 milestone payment will be applied as a partial payment towards the Company’s debt obligation to Novartis, and the remaining balance of approximately $17.7 million will be paid in cash to the Company.

A copy of the press release titled “XOMA Earns $25 Million Milestone Payment as Anti-TGFb Antibody Enters Phase 2 Clinical Study in Metastatic Pancreatic Cancer” is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Document

99.1	Press release entitled “XOMA Earns $25 Million Milestone Payment as Anti-TGFb Antibody Enters Phase 2 Clinical Study in Metastatic Pancreatic Cancer” dated October 28, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: October 28, 2020	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer